EXHIBIT 99

                                    AGREEMENT

                      CONCERNING THE EXCHANGE OF SECURITIES

                                     BETWEEN

                              AMICI VENTURES, INC.

                                       AND

                             SIBLING PICTURES, INC.

                                       AND

                   THE STOCKHOLDERS OF SIBLING PICTURES, INC.

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                                      INDEX

                                                                           Page
                                                                           ----

ARTICLE I - EXCHANGE OF SECURITIES ...........................................3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SIBLING PICTURES...............4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF AMICI.........................7

ARTICLE IV - COVENANTS PRIOR TO THE CLOSING DATE ............................10

ARTICLE V - CONDITIONS PRECEDENT TO AMICI'S PERFORMANCE......................10

ARTICLE VI - CONDITIONS PRECEDENT TO SIBLING PICTURES PERFORMANCE............11

ARTICLE VII - CLOSING........................................................12

ARTICLE VIII - COVENANTS SUBSEQUENT TO THE CLOSING DATE......................12

ARTICLE IX - MISCELLANEOUS...................................................13

            Signatures.......................................................15

EXHIBITS

         Allocation of Shares                                   Exhibit 1.1
         Unaudited Financial Statements of Sibling Pictures     Exhibit 2.5
         Liens and Encumbrances re Sibling Pictures Assets      Exhibit 2.16
         Liens and Encumbrances re Amici Assets                 Exhibit 3.16
         Financial Statements of Amici                          Exhibit 3.5

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                                    AGREEMENT

      AGREEMENT made this 17th day of June , 2005, by and between Amici Ventures, Inc., a New York corporation ("Amici"), Sibling Pictures Inc., a
      Delaware corporation ("Sibling Pictures"), and the stockholders of Sibling Pictures (the "Sibling Pictures Stockholders") who are signatories hereto.

      WHEREAS, Amici desires to acquire all of the issued and outstanding shares of common stock of Sibling Pictures from the Sibling Pictures Stockholders in exchange for newly issued unregistered shares of common stock of Amici;

      WHEREAS, Sibling Pictures desires to assist Amici in acquiring all of the issued and outstanding common stock of Sibling Pictures pursuant to the terms of this Agreement; and

      WHEREAS, all of the Sibling Pictures Stockholders, by execution of this Agreement, agree to exchange all common shares of Sibling Pictures for an aggregate of 10,785,000 common shares of Amici, on a one for one basis.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                             Exchange of Securities

      1.1 Issuance of Securities. Subject to the terms and conditions of this Agreement, Amici agrees to issue and exchange: (a) 10,785,000 fully paid and nonassessable unregistered shares of its no par value common stock (the "Amici Shares") for all 80 issued and outstanding shares of the no par value common stock of Sibling Pictures (the "Sibling Pictures Shares") held by the Sibling Pictures Stockholders on the basis of 60,000 Amici Shares for each Sibling Pictures Shares ( and pro rata with respect to any fractional Sibling Pictures Shares issued and outstanding), and (ii) agrees to issue in consideration of the cancellation of warrants to be issued by Sibling Entertainment Inc. to JP Turner & Company LLC ( pursuant to the financing commitment agreement dated February 28, 2005 by and among SEI, Sibling Pictures, Sibling Pictures Fund , LLC and JP Turner & Company LLC), such Amici Warrants to permit the purchase of a maximum of 506,667 shares at a price of $1.50 per share (the "Amici Warrants"). The Sibling Pictures Shares constitute all of the issued and outstanding securities of Sibling Pictures. Exhibit 1.1 lists all Sibling Pictures Stockholders, their securities in Sibling Pictures and the number of Amici Shares to be issued to them. All Amici Shares will be issued directly to the Sibling Pictures Stockholders on the Closing Date, as hereinafter defined.

      1.2 Corporate Action by Amici. On the Closing Date of this Agreement, Amici shall have taken the following corporate action:

      (1) The Amici Board of Directors shall have duly authorized the execution and delivery of this Agreement by Amici.

      (2) Amici shall have authorized the issuance of the Amici Shares and Amici Warrants. The shares underlying the Amici Shares shall be registered pursuant to the Registration Statement on Form SB-2 ("Registration Statement"), described in paragraph 8.1(b), below.

      1.3 Exemption from Registration. The parties hereto intend that all Amici securities to be issued to the Sibling Pictures security holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

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                                   ARTICLE II

               Representations and Warranties of Sibling Pictures

      Sibling Pictures hereby represents and warrants to Amici that:

      2.1 Organization. Sibling Pictures is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.2 Capital. The authorized capital stock of Sibling Pictures consists solely of 1,500 shares of no par value common stock, of which 80 shares of common stock are issued and outstanding. All of the outstanding common stock of Sibling Pictures is duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Sibling Pictures to issue or to transfer from treasury any additional shares of its capital stock of any class.

      2.3 Subsidiaries. Sibling Pictures does not have any subsidiaries or own any interest in any other enterprise, except its interest in the Sibling Pictures Fund LLC.

      2.4 Directors and Officers. The names and titles of all directors and officers of Sibling Pictures as of the date of this Agreement are as follows:
Mitchell Maxwell, Victoria Maxwell, and Jay Cardwe4ll

      2.5 Financial Statements. Exhibit 2.5 hereto consists of the unaudited financial statements of Sibling Pictures for the twelve months ended March 31, 2005 (the "Sibling Pictures Financial Statements"). The Sibling Pictures Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Sibling Pictures throughout the periods indicated, and fairly present the financial position of Sibling Pictures as of the date of the balance sheets included in the Sibling Pictures Financial Statements and the results of operations for the periods indicated.

      2.6 Absence of Changes. Since March 31, 2005, there has not been any change in the financial condition or operations of Sibling Pictures, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.7 Absence of Undisclosed Liabilities. As of March 31, 2005, Sibling Pictures did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Sibling Pictures Financial Statements.

      2.8 Tax Returns. Sibling Pictures has filed all tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by Sibling Pictures.

      2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Amici, its legal counsel and accountants shall have the opportunity to meet with Sibling
Picture's accountants and attorneys to discuss the financial condition of Sibling Pictures. Sibling Pictures shall make available to Amici all books and records of Sibling Pictures.

      2.10 Patents and Rights. Sibling Pictures owns and holds all necessary trademarks, service marks, trade names, copyrights, patents and proprietary information and other rights necessary or material to its business as now conducted or proposed to be conducted.

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      2.11 Compliance with Laws. Sibling Pictures has complied with, and is not in violation of, any U.S., Delaware and Chilean statutes, laws and regulations, including any U.S. federal and state securities laws.

      2.12 Litigation. Sibling Pictures is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the Amici knowledge of Sibling Pictures, threatened against or affecting Sibling Pictures or its business, assets or financial condition. Sibling Pictures is not in default with respect to any order, writ, injunction or decree of any court, department, agency or instrumentality applicable to it. Sibling Pictures is not engaged in any material litigation to recover monies due to it.

      2.13 Authority. The Board of Directors of Sibling Pictures has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Sibling Pictures has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Sibling Pictures under Delaware law and is enforceable in accordance with its terms and conditions.

      2.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Sibling Pictures and the performance by Sibling Pictures of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Sibling Pictures is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Sibling Pictures, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Sibling Pictures.

      2.15 Full Disclosure. None of the representations and warranties made by Sibling Pictures herein or in any exhibit, certificate or memorandum furnished or to be furnished by Sibling Pictures, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

      2.16 Assets. Sibling Pictures has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in Exhibit 2.16.

      2.17 Material Contracts. Sibling Picture's contract with JP Tanner & Company, LLC is its only material contract.

      2.18 Indemnification. Sibling Pictures agrees to indemnify, defend and hold Amici harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Sibling Pictures to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Sibling Pictures under this Agreement.

      2.19 Criminal or Civil Acts. For a period of ten years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Sibling Pictures has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission proceeding.

      2.20 Restricted Securities. Sibling Pictures and the Sibling Pictures Stockholders, by execution of this Agreement and acknowledge that all of the Amici securities issued by Amici are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

      2.21 Further Representations. Each Sibling Pictures Stockholder further represents and warrants that:

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      (a) Such Sibling Pictures Stockholder is acquiring the Amici Shares solely for his or its own account, for long-term investment purposes only and not with a view to sale or other distribution and agrees not to dispose of any of the Amici Shares unless and until counsel for Amici shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933, and any applicable state securities laws or rules and regulations promulgated thereunder.

      (b) All information, financial and otherwise, or documentation pertaining to all aspects of such Sibling Pictures Stockholder's acquisition of the Amici Shares and the activities and financial information of Amici has been made available to such Sibling Pictures Stockholder (or such stockholder's representatives, if any), and each such Sibling Pictures Stockholder has had ample opportunity to meet with and ask questions of senior officers of Amici, and has received satisfactory answers to any questions asked.

      (c) Such Sibling Pictures Stockholder is an experienced investor, has made speculative investments in the past and is capable of analyzing the merits of an investment in the Amici Shares.

      (d) Such Sibling Pictures Stockholder is the record and beneficial owner of an aggregate of the number of Sibling Pictures Shares set forth opposite such stockholder's name on Exhibit 1.1 hereto, free and clear of all liens, pledges, security interests, charges, claims, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to or condition governing the use, construction, voting, transfer, receipt of income or exercise of any other attribute of ownership and other encumbrances of whatever nature (collectively, the "Encumbrances"). The transfer and delivery of the Sibling Pictures Shares to Amici pursuant to the provisions of this Agreement will transfer to Amici legal and valid title thereto, free and clear of any and all Encumbrances.

      (e) Such Sibling Pictures Stockholder has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding upon such Sibling Pictures Stockholder and enforceable in accordance with its terms.

      (f) This Agreement and the other agreements, documents and instruments executed and delivered by the such Sibling Pictures Stockholder in connection herewith have been duly and validly executed and delivered by such Sibling Pictures Stockholder and constitute legal, valid and binding agreements of such Sibling Pictures Stockholder, enforceable against such Sibling Pictures
Stockholder in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

                                   ARTICLE III

                     Representations and Warranties of Amici

      Amici represents and warrants to Sibling Pictures that:

      3.1 Organization. Amici is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      3.2 Capital. The authorized capital stock of Amici on the Closing Date will consist of (i) 30,000,000 shares of no par value common stock, of which 9,865,000 shares of common stock will be issued and outstanding on the Closing Date. All of the outstanding common stock is duly and validly issued, fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Amici to issue or to transfer from treasury any additional shares of its capital stock of any class except as set forth on
Exhibit 3.2 hereto.

      3.3 Subsidiaries. Amici does not have any subsidiaries or own any interest in any other enterprise.

      3.4 Directors and Officers. The name and title of all directors and officers of Amici are:

      3.5 Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Amici for the period ended June 30, 2004 and the unaudited financial statements of Amici for the nine months ended March 31, 2005 (the "Amici Financial Statements"). The Amici Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Amici throughout the period indicated, and fairly present the financial position of Amici as of the dates of the balance sheets included in the Amici Financial Statements and the results of operations for the periods indicated.

      3.6 Absence of Changes. Since March 31, 2005, there has not been any material change in the financial condition or operations of Amici, except as contemplated by this Agreement.

      3.7 Absence of Undisclosed Liabilities. As of March 31, 2005, Amici did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the Amici Financial Statements.

      3.8 Tax Returns. Within the times and in the manner prescribed by law, Amici has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.

      3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Sibling Pictures, its legal counsel and accountants shall have the opportunity to meet with Amici's accountants and attorneys to discuss the financial condition of Amici. Amici shall make available to Sibling Pictures all books and records of Amici.

      3.10 Patents and Rights. Amici does not own nor use any patent, trademark, service mark, trade name or copyright in its business.

      3.11 Compliance with Laws. Amici has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

      3.12 Litigation. Amici is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the Amici knowledge of Amici, threatened against or affecting Amici or its business, assets or financial condition. Amici is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Amici is not engaged in any material litigation to recover monies due to it.

      3.13 Authority. The Board of Directors of Amici has authorized the execution of this Agreement and the transactions contemplated herein, and Amici has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Amici, and is enforceable in accordance with its terms and conditions.

      3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Amici and the performance by Amici of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Amici is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Amici, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Amici.

      3.15 Full Disclosure. None of the representations and warranties made by Amici herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Amici or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

      3.16 Assets. Amici has good and marketable title to all of its properties, free and clear of all liens, claims and encumbrances, except as otherwise indicated on the Amici Financial Statements or Exhibit 3.16 hereto.

      3.17 Material Contracts. Amici has no material contracts.

      3.18 Indemnification. Amici agrees to indemnify, defend and hold Sibling Pictures harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Amici to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Amici under this Agreement.

      3.19 Criminal or Civil Acts. For a period of ten years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Amici has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission judgment or decree, or is currently the subject to an investigation in connection with any felony crime or Commission proceeding.

                                   ARTICLE IV

                       Covenants Prior to the Closing Date

      4.1 Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

      4.2 Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

                                    ARTICLE V

                   Conditions Precedent to Amici's Performance

      5.1 Conditions. Amici's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article V. Amici may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Amici of any other condition of or any of Amici's other rights or remedies, at law or in equity, if Sibling Pictures shall be in default of any of its representations, warranties or covenants under this Agreement.

      5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Sibling Pictures in this Agreement or in any written statement that shall be delivered to Amici by Sibling Pictures under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

      5.3 Performance. Sibling Pictures shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

      5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Sibling Pictures on or before the Closing Date.

                                   ARTICLE VI

              Conditions Precedent to Sibling Pictures' Performance

      6.1 Conditions. Sibling Pictures' obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Sibling Pictures may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Sibling Pictures of any other condition of or any of Sibling Pictures' rights or remedies, at law or in equity, if Amici shall be in default of any of its representations, warranties or covenants under this Agreement.

      6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Amici in this Agreement or in any written statement that shall be delivered to Sibling Pictures by Amici under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

      6.3 Performance. Amici shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

      6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Amici on or before the Closing Date.

      6.5 Corporate Action. On the Closing Date, Amici shall have taken the corporate action described in paragraph 1.2, above.

                                   ARTICLE VII

                                     Closing

      7.1 Closing. The Closing of this Agreement shall be held at the offices of Sierchio Greco & Greco, LLP. Simultaneously with the execution of this Agreement by the parties hereto, but not later than June 17, 2005 unless extended by mutual agreement (the "Closing Date"). At the Closing:

      (1)   Sibling  Pictures shall deliver to Amici  certificates  representing
            all  outstanding   Sibling  Pictures  Shares  and  Sibling  Pictures
            Warrants duly endorsed to Amici;

      (2) Amici shall deliver to the Sibling Pictures Stockholders 10,785,000 shares of Amici common stock, for which the Sibling Pictures Shares have been exchanged as allocated in Exhibit 1.1 hereto;

      (3) Amici shall deliver (i) the officer's certificate described in paragraph 6.5 and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement;

      (4) Sibling Pictures shall deliver (i) the officer's certificate described in paragraph 5.5, and (ii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement.

                                  ARTICLE VIII

                    Covenants Subsequent to the Closing Date

      8.1 Registration and Listing. As soon as practicable following the Closing Date, Amici shall use its best efforts to:

(1) File, and obtain effectiveness for, a Registration Statement on Form SB-2 covering the resale of the Amici Shares by the Sibling Picture Stockholder and in the case of SEI, for distribution to SEI's, in its sole discretion, stockholders on such terms as SEI and its stockholders may agree. Amici shall cause the Registration Statement to remain current with the Commission for at least 27 months following its effective date;

(2)   List Amici's common stock with Standard & Poor's OTC or corporate  manual;
      and

(3) File and clear with the National Association of Securities Dealers, Inc. a Form 15c-2(11) allowing for the listing of Amici's common stock on the Electronic Bulletin Board. Thereafter, Amici shall use its best efforts to at all times maintain its Electronic Bulletin Board listing or other listing on a recognized stock exchange;

                                   ARTICLE IX

                                  Miscellaneous

      9.1 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

      9.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

      9.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

      9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

      9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the state of New York. The New York courts shall have exclusive jurisdiction with respect to controversies arising under this Agreement.

      9.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      If to Amici:
                                Amici Ventures, Inc.
                                511 West 25th Street, Suite 503
                                New York, New York 10001

      If to Sibling Pictures or Sibling Picture Stockholders:

                                c/o Sibling Pictures, Inc.
                                511 West 25th Street, Suite 503
                                New York, New York 10001

      9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      9.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

      9.11 Finders. The parties hereto represent that no finder has brought about this Agreement, and no finder's fee has been paid or is payable by either party.

      9.12 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

      9.13 Expenses. Each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection with this Agreement if this Agreement is closed.

      9.14 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing, including but not limited to the covenants set forth in Article VIII, above.

      9.15 Exhibits. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

      In witness whereof, the parties have executed this Agreement on the date indicated above.

AMICI VENTURES, INC.                       SIBLING PICTURES INC.


By: /s/ Mitchell Maxwell                   By: /s/ Victoria Maxwell
    ------------------------------            ----------------------------------
    Mitchell Maxwell, President            Victoria Maxwell, President

SIBLING PICTURES STOCKHOLDERS


Zachwell Ltd.                               Sibling Entertainment, Inc.

By: /s/ Mitchell Maxwell                   By: /s/ Mitchell Maxwell
    ------------------------------            ----------------------------------
   Mitchell Maxwell, President             Mitchell Maxwell, President

/s/ Victoria Maxwell
---------------------------------
Victoria Maxwell

/s/ James S. Cardwell                      /s/ Chris Denune
---------------------------------          -------------------------------------
James Cardwell                             Chris Denune

/s/ Joseph Sierchio                        /s/ Richard Bernstein
---------------------------------          -------------------------------------
Joseph Sierchio                            Richard Bernstein

                                   EXHIBIT 1.1

                    SCHEDULE OF SIBLING PICTURES STOCKHOLDERS
                                       AND
                           ALLOCATION OF AMICI SHARES

--------------------------------------------------------------------------------
                                   NO. OF SIBING
NAME                              PICUTRES SHARES           NO. OF AMICI SHARES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sibling Entertainment, Inc.               100                      6,000,000
--------------------------------------------------------------------------------
Zachwell Ltd.                             37                       2,220,000
--------------------------------------------------------------------------------
Victoria Maxwell                          16                         960,000
--------------------------------------------------------------------------------
James Cardwell                            16                         960,000
--------------------------------------------------------------------------------
Chris Denune                             0.75                         45,000
--------------------------------------------------------------------------------
Joseph Sierchio                            2                         120,000
--------------------------------------------------------------------------------
Richard Bernstein                          8                         480,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTALS                                   79.5                     10,785,000
--------------------------------------------------------------------------------

Exhibit 2.5

                                      None

Exhibit 2.16

                                      None

Exhibit 3.16

                                      None